                                                                   EXHIBIT 10.36

                           Form of Investment Letter


                      [LETTERHEAD OF ZEFER APPEARS HERE]



                               September 10, 1999


[name]
[address]



     Re:  Investment in ZEFER Common and Senior Preferred Stock

Dear [name]:

     As we have discussed, you have been invited to invest in ZEFER's common and senior preferred stock. Your participation will require that you make a capital commitment of up to $[________] for the benefit of ZEFER Corp., as further described below. A copy of the Company's Certificate of Incorporation, as amended, which describes the relative rights of the common and senior preferred stock, is attached as Exhibit A.

     By agreeing to the foregoing capital commitment, you will be entitled to purchase [____] shares of ZEFER common stock at a price of $[___] per share and will be required to purchase up to [___] shares of ZEFER's senior preferred stock at a price of $1,000.00 per share from time to time as the Company receives funding in respect of its capital commitments from GTCR Golder Rauner LLC ("GTCR"). For example, to date GTCR has purchased approximately 19%, or $18,000,000, of senior preferred stock in respect of their total capital commitment for senior preferred stock of $94,200,000. By making this capital commitment, you will be required to fund 19% of your commitment and to make additional purchases on a pro rata basis with GTCR as additional funds are needed by the Company. You will be provided notice of future fundings and arrangements for the sale to you of additional shares of senior preferred stock will be made at that time. Your commitment will expire upon the earlier to occur of an initial public offering of the Company's common stock or upon fulfillment of the capital commitment.

     In order to purchase the shares of common stock and to purchase the number of shares of senior preferred stock required to be purchased by you as of the date hereof, please sign the enclosed copy of this letter and send the signed letter together with a check in the amount of $[_______] to Deirdre Aubuchon, Vice President, Finance, ZEFER Corp., 711 Atlantic Avenue, 4/th/ Floor, Boston, MA 0211 in the return envelope provided for your convenience.

[name]                                                      September 10, 1999
Page 2

     Of this amount, $[_______] will be used for the purchase of ZEFER common stock and $[____] will be used for the purchase of [__] shares of ZEFER senior preferred stock. After giving effect to the foregoing issuances of common and senior preferred stock, the balance of your commitment will accordingly be [___] shares of ZEFER senior preferred stock.

     By signing in the space provided below, you agree to the foregoing capital commitment and acknowledge that the issuance of the shares of common and senior preferred stock by the Company hereunder is expressly made in reliance on such commitment. Further, you agree that the investment representations made on Exhibit B hereto are true and correct in all respects. In addition, attached as Exhibit C is a copy of the Company's Stockholders Agreement (the "Stockholders Agreement"). By signing in the space provided below you also agree to become a party to the Stockholders Agreement, if you are not already a party.

     Please call if you have any questions regarding the foregoing and thank you for your continued support of ZEFER.

      Regards.


                                             Sincerely,



                                             Sean W. Mullaney
                                             Executive Vice President and
                                                  General Counsel

SWM/jc
Exhibits


ACCEPTED AND AGREED TO:


----------------------------------
Name:


               This Form of Investment Letter was issued to and accepted by the executives of the Registrant (or the affiliates thereof) listed below. The only material differences among the respective Investment Letters are the following:


        (i)    the aggregate dollar amount of capital commitment,
        (ii) the number of shares of common stock and preferred stock to be purchased,
        (iii)  the per share purchase price for the common stock,
        (iv)   the amount of the initial investment,
        (v) the amount of the initial investment to be applied to the purchase of common stock,
        (vi) the amount of the initial investment to be applied to the purchase of preferred stock, and
        (vii) the number of shares of preferred stock to be initially purchased.

      The table below sets forth the above information with respect to each such executive.

                                  Total      Total       Common                    Initial      Initial     Initial
                    Aggregate     Common   Preferred    Purchase     Initial       common      Preferred   Preferred
Executive           Investment    Shares     Shares       Price     Investment     Purchase     Purchase    Shares
---------           ----------    ------     ------       -----     ----------     --------     --------    ------
Carol Boudreau        $350,978    71,868        339       $0.17        $74,978      $11,978      $63,000        63

Gerry Dube            $314,443    61,692        291       $0.38        $77,443      $23,443      $54,000        54

Mullaney
Investment, LLC       $200,855    41,128        194       $0.17        $42,855      $ 6,855      $36,000        36

James Slamp           $104,814    20,564         97       $0.38        $25,814      $ 7,814      $18,000        18

Martha Stephens       $100,427    20,564         97       $0.17        $21,427      $ 3,427      $18,000        18

Frank Torbey          $100,427    20,564         97       $0.17        $21,427      $ 3,427      $18,000        18

Thomas Waite          $145,876    28,620        135       $0.38        $35,876      $10,876      $25,000        25

David Lubin           $174,971    35,828        169       $0.17        $36,971      $ 5,971      $31,000        31

Richard Nolan         $100,427    20,564        97        $0.17        $21,427      $ 3,427      $18,000        18

Exhibit B


                          INVESTMENT REPRESENTATIONS


     1. Unregistered Stock. The Undersigned is fully aware that the ZEFER Common and Senior Preferred Stock ("Company Stock") he or she shall receive is being issued and sold under an exemption from registration under the Securities Act of 1933, as amended (the "Act"), that he or she is acquiring the Company Stock without being offered or furnished any offering literature or prospectus, that this transaction has not been approved or reviewed by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities law of any state and that financial statements and other documents pertaining to the Buyer have been made available to the Undersigned and the Undersigned's representatives, including the Undersigned's attorney and accountant.

     2. No Duty to Register. Except as may otherwise be provided in any registration rights agreement between the Undersigned and the Company, the Undersigned realizes that, in the absence of the availability of Rule 144 under the Act, any disposition by him or her of the Company Stock may require compliance with an exemption under the Act or a registration under the Act, and that the Buyer is under no obligation to take any action to make any such registration or exemption so available.

     3. Investment. The Undersigned is acquiring the Company Stock for investment for the Undersigned's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof, and the Undersigned has no present intention to sell, convey, dispose of or otherwise distribute any interest in or risk related to the Company Stock except pursuant to an effective registration statement or in a manner consistent with the requirements of the Act and the specific exemption from the registration requirements of the Act relied upon by Buyer. The Undersigned understands that the Company Stock the Undersigned shall receive has not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     4. Ability to Bear Risk. The Undersigned confirms that the Undersigned is able (i) to bear the economic risk of this investment, (ii) to hold the Company Stock for a substantial period of time, and (iii) presently to afford a complete loss of the Undersigned's investment.

     5. Other Agreements. The Undersigned acknowledges that the transfer of the Company Stock that the Undersigned is receiving pursuant to this Agreement is also subject to the restrictions contained in the Stockholders Agreement